CERTIFICATE OF AMENDMENT
                                       OF
                            THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LINENS 'N THINGS, INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

         The undersigned hereby certify the following:

         1. The name of the corporation is LINENS 'N THINGS, INC.

         2. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 10, 1996. The Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 27, 1996.

         3.  Paragraph  (a) of  Article  FOURTH  of  the  Amended  and  Restated
Certificate of Incorporation is amended as follows to increase the number of shares from the presently authorized 60,000,000 shares of Common Stock, par value $.01 per share, to 135,000,000 shares of Common Stock, par value $.01 per share. The 1,000,000 shares of Preferred Stock, par value $.01, shall remain unchanged:

                  (a) The total number of shares of stock which the Corporation shall have authority to issue is 136,000,000, consisting of 135,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         4. The amendment of the Amended and Restated Certificate of Incorporation was authorized first by vote of the Board of Directors of the corporation and then by vote of the holders of a majority of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have subscribed this document on April 21, 1999, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                              NORMAN AXELROD
                              -------------------------------------
                              Norman Axelrod, Chairman of the Board,
                              President and Chief Executive Officer


                              BRIAN D. SILVA
                              -------------------------------------
                              Brian D. Silva, Secretary